Exhibit 10.1

AMENDMENT TO PURCHASE AGREEMENT

This Amendment (this “Amendment”), dated as of August 30, 2024, amends the Purchase Agreement (the “Agreement”), dated as of August 12, 2024, by and between ARENA BUSINESS SOLUTIONS GLOBAL SPC II, LTD (the “Investor”), and SAFE AND GREEN DEVELOPMENT CORPORATION, a Delaware corporation (the “Company”). Capitalized terms used herein without definition shall have the meanings assigned in the Agreement.

WHEREAS, the parties desire to amend the definition of Registrable Securities and Section 6.01(a) of the Agreement to modify the Company’s obligation to file a Registration Statement with the SEC for the resale by the Investor of Registrable Securities; and

WHEREAS, the parties desire to amend Sections 13.04(b) and (c) of the Agreement to modify the Company’s obligation to issue Commitment Fee Shares to the Investor.

NOW THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree to amend the Agreement as follows:

1.	Amendment.

The definition of Registrable Securities is hereby deleted in its entirety and replaced with the following:

“Registrable Securities” shall mean (i) the Common Shares, (ii) the Commitment Fee Shares (to the extent then outstanding or issuable pursuant to a then outstanding convertible security), and (iii) any securities issued or issuable with respect to any of the foregoing by way of exchange, stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization or otherwise.

Section 6.01(a) of the Agreement is hereby deleted in its entirety and replaced with the following:

“(a)	As soon as practicable, the Company shall register the Initial Commitment Fee Shares. Further, as soon as practicable following the earlier of; (i) the Company filing an amendment to its Amended and Restated Certificate of Incorporation to increase the number of shares of Common Stock authorized for issuance or (ii) the Company effecting a reverse stock split of its Common Stock, the Company shall prepare and file with the SEC a Registration Statement for the resale by the Investor of Registrable Securities and shall thereafter file one or more additional Registration Statements for the resale by Investor of Registrable Securities if necessary. The Company acknowledges and agrees that it shall not have the ability to request any Advances until the effectiveness of a Registration Statement registering the applicable Registrable Securities for resale by the Investor. “

Sections 13.04 (b) and (c) of the Agreement are hereby deleted in their entirety and replaced with the following:

“(b)	In consideration for the Investor’s execution and delivery of this Agreement, the Company shall issue or cause to be issued to the Investor, in two separate tranches, as a commitment fee, that number of shares of Common Stock equal to (i) with respect to the first tranche (the “First Tranche”): 925,000 shares of Common Stock together with a warrant (the “Warrant’), in the form annexed as Exhibit A hereto, to purchase 1,075,000 shares of Common Stock, at an exercise price of $0.01 per share, (the “Warrant Shares” and together with the 925,000 shares of Common Stock issued to Investor, the “Initial Commitment Fee Shares”) and (ii) with respect to the second tranche (“Second Tranche”), $250,000 divided by the simple average of the daily VWAP of the Company’s Common Stock during the five (5) Trading Days immediately preceding the three (3) month anniversary (the “Anniversary”) of the effectiveness of the registration statement on which the Initial Commitment Fee Shares are registered (the “Second Tranche Price”), promptly (but in no event later than one (1) Trading Day) after the Anniversary (the “Second Tranche Commitment Fee Shares”, and together with the Initial Commitment Fee Shares, the “Commitment Fee Shares”).”

(c)	The Commitment Fee Shares shall be subject to a true-up after each issuance pursuant to subsection (b) above whereby the Company shall deliver irrevocable instructions to its transfer agent to electronically transfer to the Investor or its designee(s) additional shares of Common Stock (“True-Up Shares”) calculated as follows: (i) with respect to the First Tranche, (A) that number of shares of Common Stock having an aggregate dollar value equal to $500,000 based on the lower of (1) the simple average of the three lowest daily intraday trade prices over the twenty Trading Days after (and not including) the date of effectiveness of the Initial Registration Statement and (2) the closing price on the twentieth Trading Day after the effectiveness of the Initial Registration Statement, minus (B) the Initial Commitment Fee Shares previously issued or issuable pursuant to the Warrant, and (ii) with respect to the Second Tranche, (A) that number of shares of Common Stock having an aggregate dollar value equal to $250,000 based on the lower of (1) the simple average of the three lowest daily intraday trade prices over the twenty Trading Days after (and not including) the Anniversary and (2) the closing price on the twentieth Trading Day after the Anniversary, minus (b) the Second Tranche Commitment Fee Shares previously issued.

2. Severability. The provisions of this Amendment are severable and if any part or it is found to be unenforceable the other paragraphs shall remain fully valid and enforceable.

3. No Other Amendments; Confirmation. All other terms of the Agreement shall remain in full force and effect. The Agreement, as amended by this Amendment, constitutes the entire agreement between the parties with respect to the subject matter thereof.

4. Counterparts.  This Amendment may be executed in one or more counterparts, each of which shall be deemed an original but both of which together shall constitute one and the same instrument.

5. Governing Law. This Amendment is made and shall be construed and performed under the laws of the State of New York without regard to its choice or conflict of law principles.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to the Agreement to be duly executed as of the day and year first above written.

SAFE AND GREEN DEVELOPMENT CORPORATION

By:	/s/ Nicolai Brune
Name:	Nicolai Brune
Title:	Chief Financial Officer

ARENA BUSINESS SOLUTIONS GLOBAL SPC II, LTD

By:	/s/ Lawrence Cutler
Name:	Lawrence Cutler
Title:	Authorized Signatory

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